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                                                                  Exhibit 10.13

                                                             810 Winslow Street
                                                         Redwood City, CA 94083
[LOGO]    LIQUID AUDIO                                             850.549.2000
                                                              Fax: 850.549.2099
                                                            www.liquidaudio.com

HOSTING SERVICE AGREEMENT

SERVICES PROVIDED BY LIQUID AUDIO

1. Liquid Audio, Inc. ("Liquid Audio") shall provide Customer with hosting services for the Liquefied Content (as defined in Section 4 below) on the terms set forth in this Agreement. The Liquefied Content will be hosted and maintained on Liquid Audio's servers, equipment and physical and telecommunications facilities in accordance with the terms attached hereto. Liquid Audio shall provide for connectivity of the Liquefied Content to the internet, and shall enable public Web browser access to the host server with a reasonably consistent level of availability, subject to scheduled maintenance downtime. Liquid Audio has the right to control and direct the means by which the hosting services are performed and may at its discretion subcontract these services to third party internet service providers. Liquid Audio shall provide a reasonable level of technical support for the hosting services and such additional support as may be agreed upon between Customer and Liquid Audio.

2. Liquid Audio shall provide Customer with remote access to computer hardware, server software bandwidth and electronic commerce web page templates and functionality as necessary to publish the Liquefied Content onto the internet. Customer will be responsible for all host server content management relating to the Liquefied Content, including file uploads pursuant to Section 4 below. This Agreement does not transfer any title, rights or licenses to any software, hardware, documentation or any intellectual property embodied or used in connection with the services provided.

3. Liquid Audio shall also provide electronic commerce credit card processing services for digital downloads of the Liquefied Content. Liquid Audio shall process credit card orders relating to digitally downloaded music on behalf of Customer using Liquid Audio's merchant bank account. Liquid Audio shall provide Customer with statements detailing the number of songs downloaded and any proceeds collected. Liquid Audio shall provide such statements and remit any net proceeds collected to Customer within 30 days following the end of each calendar month. Liquid Audio shall deduct from such proceeds amounts related to bank processing fees, charge backs, credits and Liquid Operation Center transaction fees. Liquid Audio has the right to retain any net sales proceeds of Customer as partial offset for any past due amounts owed to Liquid Audio.

CUSTOMER RESPONSIBILITIES AND OBLIGATIONS

4. Customer shall be responsible for encoding music tracks, samples and other content (the "Liquefied Content") in Liquid Audio Format pursuant to a separate license agreement to use Liquid Audio's Liquifier software, and for publishing the Liquefied Content and any related graphics and text to the host server. Customer shall designate the Liquefied Content click through buttons with Liquid Audio's trademarks (LIQUID AUDIO and/or related icons available from Liquid Audio's Web site), and Liquid Audio grants to Customer a nonexclusive, non-transferable revocable license for such use. If Liquid Audio encodes Liquefied Content as a service for and on behalf of Customer, Customer shall be solely responsible for Liquefied Content under the terms and conditions set forth in this Agreement. Liquid Audio agrees to encode Liquefied Content as prescribed by Customer in a professional manner. Customer agrees to test Liquefied Content encoded by Liquid Audio for quality and accuracy and shall communicate any exceptions or corrections to Liquid Audio in writing within five days of the date Liquefied Content is published on host server.

5. Customer shall solely be responsible for the Liquefied Content it publishes via the hosting services provided by Liquid Audio including but not limited to data, graphics, artwork, and copyright/trademark notices. Customer shall defend, indemnify, hold harmless Liquid Audio from all liabilities and costs including reasonable attorney fees arising from any and all claims by any person arising out of Customer's use of the services, including without limitation any content. Customer represents and warrants that it has accrued all necessary rights to publish and/or sell Liquefied Content via services provided under this Agreement and will comply with any obligations it may have under third party mechanical and/or performance rights agreements. Liquid Audio may report mechanical and performance rights information to agencies that the Customer is under contract with. Such right however, does not relieve any existing contractual reporting or financial obligations the Customer may directly have with such rights agencies. Liquid Audio reserves the right to suspend or terminate services immediately upon notice to Customer if Liquid Audio has reasonable grounds to believe that Customer is utilizing services illegally or is in violation of any agreement with Liquid Audio.

6. Customer shall be responsible for reporting and payment of any sales taxes resulting from commerce transactions hereunder and shall indemnity and hold Liquid Audio harmless from any claim, liability or penalty assessed or imposed by any taxation authority having jurisdiction over sales hereunder.

LIQUID MUSIC NETWORK SYNDICATION

7. Liquid Audio owns and operates the Liquid Music Network (the "LMN"), pursuant which Liquid Audio distributes on a syndicated basis an exclusive database of music programming and other content in Liquid Audio Format (the "LMN Programming") for public performance and digital delivery to Web sites that are licensed as LMN syndication affiliates. Customer hereby grants Liquid Audio a nonexclusive licenses to reproduce, distribute, perform, display, deliver and make available the Liquefied Content, in whole or in part, as part of the LMN Programming, to end users via the LMN licensed Web sites, and to use the Liquefied Content for the purpose of marketing, advertising and promoting the LMN and the

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availability of the Liquefied Content on the LMN, in all media whether known or hereafter derived on a worldwide basis for as long as Customer makes the Liquefied Content available hereunder. Liquid Audio and/or its affiliate websites shall be responsible for the design of the LMN and the selection, ordering and arrangement of the Liquefied Content as part of the LMN Programming, which remain subject to change by Liquid Audio from time to time in its sole discretion. Liquid Audio and its affiliate websites have the right to exclude any Liquefied Content from the LMN that is deemed inappropriate. Net sales proceeds from digital downloads of the Liquefied Content shall be payable to Customer pursuant to Section 3 above.

LIQUID OPERATIONS CENTER

8. Liquid Audio's Liquid Operations Center ("LOC") is intended to facilitate the monitoring, distribution sale and payment of royalties on the Liquefied Content. Customers are restricted to those areas of the LOC as designated for access in accordance with the hosting services provided to Customer hereunder. Customer may not, nor attempt to, gain unauthorized access to the LOC's computer systems or data bases, or to any transaction or performance rights logs, nor attempt to circumvent or disable any features of the LOC. All data provided by the LOC shall remain the sole and exclusive property of the LOC and Liquid Audio and the use of such data shall be limited to those expressly authorized in writing by the LOC. CUSTOMER MUST REGISTER COMPLETE AND CORRECT RIGHTS MANAGEMENT INFORMATION FOR EACH SEPARATELY AVAILABLE PIECE OF MUSIC OR OTHER CONTENT (E.G., EACH TRACK OF AN ALBUM) WITH THE LOC AND INCORPORATE THE REGISTRATION INFORMATION IN THE ENCODING PROCESS BEFORE ENCODING AND DISTRIBUTING SUCH MUSIC/CONTENT USING LIQUID AUDIO SOFTWARE. FAILURE TO REGISTER AND INCORPORATE THE REGISTRATION INFORMATION IN THE ENCODING PROCESS MAY REQUIRE RE-ENCODING BEFORE THESE FEATURES CAN BE USED. CUSTOMER WILL INDEMNIFY LIQUID AUDIO AND THE LOC FOR CUSTOMER'S VIOLATION OF SUCH REQUIREMENTS.

TERMS AND PAYMENT TERMS

9. Customer agrees to pay the fees set forth in the Hosting Service Agreement and accompanying quote, proposal or sales order form ("Sales Quote") and authorizes Liquid Audio to charge Customer's credit card for fees associated with this service agreement.

10. This Agreement shall commence on the Effective Date and continue for the duration as described in the Sales Quote. This Agreement may be extended upon mutual agreement between Liquid Audio and Customer. Either party may terminate this Agreement in the event a) the other party materially defaults in performing any obligation under this Agreement and such default continues unremedied for a period of thirty days following written notice of default, except in the case of default due to non-payment by Customer in which Liquid Audio may terminate services.

MISCELLANEOUS

11. LIQUID AUDIO'S LIABILITY FOR ALL CLAIMS ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT OF FEES PAID BY CUSTOMER TO LIQUID AUDIO. IN NO EVENT SHALL LIQUID AUDIO BE LIABLE FOR ANY LOSS OF DATA, LOSS OF PROFITS, COST OF COVER OR OTHER SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING FROM OR IN RELATION TO THIS AGREEMENT OR THE USE OF THE SERVICES, HOWEVER CAUSED AND REGARDLESS OF THEORY OF LIABILITY, LIQUID AUDIO SPECIFICALLY DISCLAIMS ALL WARRANTIES EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THE SYSTEM OR SERVICES PROVIDED BY LIQUID AUDIO HEREUNDER.

CUSTOMER ACCEPTANCE:
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CUSTOMER HAS READ AND HEREBY ACCEPTS AND AGREES TO THE TERMS AND CONDITIONS OF
THE HOSTING SERVICE AGREEMENT AND SALES QUOTE.

/s/ Stephen Brown, CEO
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Company: International Net Broadcasting, LLC
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Date: August 31, 1998
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